UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 18, 2022

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604 Elko, NV	89801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 557-4550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, the Board of Directors (the “Board”) of U.S. Gold Corp. (“U.S. Gold” or the “Company”) appointed Luke Norman to serve as the non-independent Chairman of the Board. In connection with the appointment of Mr. Norman as Chairman, the Board expanded its size from 5 to 6 directors.

Mr. Norman, 51, has served since December 2017 as the chief executive officer, president and director of Northern Lion Gold Corp., a Canada-based mineral exploration company listed on the TSX Venture Exchange. Since March 2021, he has also served as the chief executive officer and director of Leviathan Gold Ltd., another mineral exploration company listed on the TSX Venture Exchange. Since 2000, Mr. Norman has served as an independent consultant to companies in the metals and mining industry. He has also served since 2016 as the chairman of Silver One Resources and since 2020 as a director of Black Mountain Gold USA Corp., both of which are mineral exploration companies listed on the TSX Venture Exchange. Mr. Norman was among the founding shareholders of Gold King Corp., a private company that combined with our predecessor, Dataram Corporation, in 2016 to form U.S. Gold Corp. In considering whether to appoint Mr. Norman as Chairman, the Board considered his expertise in mineral exploration, finance, corporate governance, mergers and acquisitions and corporate leadership.

Since March 10, 2021, Mr. Norman has provided investor relations, capital markets and strategic services to the Company pursuant to a consulting agreement (the “Consulting Agreement”). In consideration for such services, the Company paid Mr. Norman a fee of two hundred fifty thousand dollars ($250,000) (the “Consulting Fee”) over one year. The Consulting Fee was paid as a monthly retainer of $10,000 in cash and $130,000 in restricted stock. The Consulting Agreement was extended for an additional term of one year in March 2022.

The foregoing description of the Consulting Agreement is not complete and subject to, and qualified in its entirety by, the full text of such document, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement dated March 10, 2021.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain identified information in the exhibit has been omitted because it is the type of information that (i) the Company customarily and actually treats as private and confidential, and (ii) is not material.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Gold corp.

Date: May 24, 2022	By:	/s/ Eric Alexander
	Name:	Eric Alexander
	Title:	Chief Financial Officer

3